TIMES UNION

Ref: 0064A00000yIhqPOAO

Hi, Josh Constantin!

This is your account information. If you have any questions or concerns regarding your contract or listing information, please reply all to this email.

This is your listing information

This is how your main business listing will appear in advertising. Note that the phone number may appear different if a tracking number has been purchased. Additional details not included in the main business listing may also appear in the advertising as agreed to by both parties. This additional detail is shown below in the Package Details Summary - Additional Listing Info.

Listing 1 - Digital

HEALTHCARE SOLUTIONS HOLDINGS, INC

www.hshmedical.com
3 School Street
Glen Cove, NY 11542 US
3058984332

Account Information

Contract Type	New
Account Number	600128708
LE Account Number	
Contract Number	
Sales Rep Number	0179
Sales Rep Name	Jayson McKenna
Sales Rep Email	jmckenna@timesunion.com
Business Name	HEALTHCARE SOLUTIONS HOLDINGS, INC
Business Phone	3058984332
Business Address	3 School Street Glen Cove, NY 11542 US
Contact Name	Josh Constantin
Contact Phone	2123801144
Contact Email	opts@hshmedical.com

Package Details Summaries

Book: EATU

Listing 1

Name	HEALTHCARE SOLUTIONS HOLDINGS, INC
Website	www.hshmedical.com
Address	3 School Street Glen Cove, NY 11542 US
Phone	3058984332

Book: EATU

Heading Code	Heading Name	Listing Type

Products

Website & URL	ECURL, WEBCS, WEBCM | Custom & Customer Keep Domain

Notes

website custom proposal - 3611-1
4 websites
www.hshmecial.com $3000 build / $150 monthly
www.advancecaremd.com - $3500 build / $150 monthly
www.hshsurgical.com - $3500 build / $150 monthly
www.hshmedicalservices.com - $3000 build / $150 monthly

Files Attached

File Name	Description	Size
HSH Custom Proposal - 3611-1.pptx		15.97 MB

Billing Summary

Book	Setup Fee	Monthly Rate
EATU	$13,000.00	$600.00

Payment Terms

I accept the payment schedule and amounts as specified in the attached Payment Detail Summary, and authorize Hearst Media Services to debit my account accordingly. I understand any recurring payment authorization will remain in effect until I cancel it upon thirty (30) days written notice. I agree to notify Hearst Media Services in writing of any changes in my account information at least fifteen (15) days prior to the next billing date. I also understand that any request to terminate this recurring payment authorization will in no way affect my obligation to pay the full contractual amount for any Printed Ad and/or Digital Advertising defined in the Purchase Order. I understand that because this is an electronic transaction these funds may be deducted from the account on the periodic Payment Dates defined herein. I acknowledge the origination of ACH transactions to my account must comply with U.S. law. I agree not to dispute this recurring billing so long as the transactions correspond with the terms indicated in this Purchase Order. Recurring payment cancellation and payment information modification requests should be sent to Hearst Media Services 645 Albany Shaker Rd Colonie NY 12211; Attn: Billing and Collections Department.

I have read and agreed to the Terms and Conditions

Date: 02/11/2021

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